CONSULTANT AGREEMENT

February 1, 2002

The Board of Directors of Advanced Medical Systems, is offering Mr. Elwood Sprenger a position as Consultant to the Company to provide Marketing Services to both retailers and distributors for all products produced by AMS, Inc.

Consultant is an independent contractor and therefor responsible for all his own employment taxes.

Consultant shall perform all services required by AMS, Inc. in accordance and compliance with the rules and regulations of the Company, working under the direction of the Chairman and President.

Compensation: As compensation for the services rendered by consultant during the term of this agreement, the Company shall pay consultant a fee of $3,000 per month.

Expenses: The Company agrees that the consultant shall be paid $500 monthly for out of pocket expenses. The Company must pre approve any additional expenses.

Term of Consulting Agreement: The term of this Agreement shall commence on February 1, 2002 and, continue through January 31, 2004 unless terminated as provided herein.

Termination for Cause: The Company may terminate this Agreement at any time without advanced notice in the event consultant commits any act of gross misconduct or willfully neglects to fulfill his duties under this Agreement.

Termination without Cause: In the event of termination without cause by the Company, consultant shall be entitled to:

     1. Compensation hereof received or accrued through the date of termination: and

     2. A lump sum within thirty (30) days after the termination data equaling six (6) months consulting fee.

Termination by consultant: Consultant may terminate this Agreement if

     1.   The Company ceases its business
     2. The Company moves its primary place of employment outside of Southern California
     3.   Upon (60) days notice.


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CONSULTANT AGREEMENT
AMS, Inc. and Elwood Sprenger
Page 2
February 1, 2002


Bonus: Consultant is entitled to purchase up to 20,000 common shares each year that he has successfully accomplished his mutually agreed upon annual forecasted sales, for a maximum of 100,000 common shares over five years. The price per share of these Common shares will be priced at the opening bid of the Company's IPO.

Notices: Any notice to the Company shall be given in writing, either by personal service, by fax or by Certified Mail.

Sole and entire Agreement: This Agreement constitutes the sole and entire Agreement between the parties.

IN WITNESS WHEREOF, the parties executed this Agreement in Orange, California as of February 1, 2002


Agreed:

X /s/ Peter George                            X /s/ Elwood Sprenger
----------------------------------            ----------------------------------
Peter George                                  Elwood Sprenger
Chairman of the Board                         Consultant
Advanced Medical Systems, Inc.                1711 East Bay Avenue
2950 N. Glassell Street                       Newport Beach, CA
Orange, CA 92865